Exhibit 99.2

Array Technologies, Inc. Announces Closing of Initial Public Offering

ALBUQUERQUE, NM, October 19, 2020 (GLOBE NEWSWIRE) – Array Technologies, Inc. (the “Company”) today announced the closing of its upsized initial public offering of 54,625,000 shares of common stock. The offering consisted of 7,000,000 shares of common stock issued and sold by the Company and 47,625,000 shares of common stock sold by a parent entity of the Company controlled by Oaktree Capital (the “Selling Stockholder”), which included an additional 7,125,000 shares of the Company’s common stock following the exercise in full of the underwriters’ option to purchase additional shares of the Company’s common stock from the Selling Stockholder, in each case at an initial public offering price of $22.00 per share. The Company did not receive any of the proceeds from the sale of shares offered by the Selling Stockholder. The common stock began trading on the Nasdaq Global Market under the symbol “ARRY” on October 15, 2020.

Goldman Sachs & Co. LLC and J.P. Morgan acted as joint book-running managers and representatives of the underwriters for the offering. Guggenheim Securities and Morgan Stanley acted as joint book-running managers and Credit Suisse, Barclays and UBS Investment Bank acted as book-runners. Cowen, Oppenheimer & Co. Inc., MUFG and Nomura acted as co-managers.

The offering was made only by means of a prospectus, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at www.sec.gov. Copies of the final prospectus relating to this offering may be obtained from: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282 (telephone: (866) 471-2526 or email: prospectus-ny@ny.email.gs.com); J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (telephone: 1-866-803-9204), or by email at prospectus-eq_fi@jpmchase.com; Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison, 8th Floor, New York, NY 10017, by telephone at (212) 518-9658, or by email at GSEquityProspectusDelivery@guggenheimpartners.com; and Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014.

A registration statement relating to the offering has been filed with the SEC and declared effective on October 14, 2020. This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Array Technologies, Inc.

Array Technologies is one of the world’s largest manufacturers of ground-mounting systems used in solar energy projects. The Company’s principal product is an integrated system of steel supports, electric motors, gearboxes, electronic controllers and software, commonly referred to as a single-axis “tracker.” Trackers move solar panels throughout the day to maintain an optimal orientation to the sun, which significantly increases their energy production. Solar energy projects that use trackers generate up to 25% more energy and deliver a lower levelized cost of energy than projects that use conventional “fixed tilt” mounting systems. Array Technologies is headquartered in the United States with offices in Europe, Central America, and Australia.

Forward Looking Statements

This press release contains forward looking statements, including statements regarding the initial public offering. These statements are not historical facts but rather are based on the Company’s current expectations and projections regarding its business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual results may differ materially from those in the forward looking statements as a result of a number of factors, including those in the Company’s registration statement filed with the Securities and Exchange Commission.

SOURCE Array Technologies, Inc.

Media Contact:

James McCusker, 203-585-4750

jmccusker@soleburytrout.com

Investor Relations Contact:

505-437-0010

investors@arraytechinc.com

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